Exhibit 99.1

Investor Quarterly Update

Fourth Quarter 2006 Results

•	Net operating revenues increase 7% year-over-year

•	Continued strong demand for data services

•	Wireless customer additions of 742,000 raises year-end total to 53.1 million; wireless service revenues and profits increase at double-digit rate

•	Long Distance reports strong IP growth and solid profit contribution

•	Significant investment in network and business operations

Inquiries should be directed to:	INDEX

Media Relations	Earnings Release	1-10
James Fisher	Consolidated Statements of Operations	11-12 16
703-433-8677	Condensed Consolidated Balance Sheets	14
james.w.fisher@sprint.com	Condensed Consolidated Cash Flow Information	15
	Reconciliations	13 17-21
Investor Relations	Operating Statistics	22
Kurt Fawkes	Notes to Financial Data	23
800-259-3755
Investorrelations@sprint.com

Sprint Nextel Reports Fourth Quarter 2006 Results

Fourth Quarter Highlights

Wireless

•	Total revenues of $9.0 billion increased 9% from the fourth quarter of 2005
•	Adjusted Operating Income* of $651 million increased 28% from $508 million reported in the year-ago period
•	Adjusted OIBDA* of $2.9 billion increased 14% from the same period a year ago

Long Distance

•	Revenues were $1.6 billion, a decline of 2%, compared to the fourth quarter of 2005
•	Adjusted Operating Income* was $112 million, a 35% gain from the year-ago period
•	Adjusted OIBDA* was $259 million, a 17% increase compared to the fourth quarter of 2005

RESTON, Va., Feb. 28, 2007 — Sprint Nextel Corp. (NYSE: S) today reported fourth quarter and full-year 2006 financial results. In the quarter, the company enhanced its product portfolio, aggressively expanded network coverage and capabilities, reported continued strong growth in wireless data and wireline IP revenue, and significantly increased investment in business operations to enhance future growth and profitability. The company also made significant strides on its planned fourth generation mobile broadband network.

For the quarter, diluted earnings per share (EPS) from continuing operations were 9 cents, compared to break-even in the fourth quarter of 2005. Adjusted EPS before Amortization* was 29 cents in the most recent quarter, compared to 23 cents in the fourth quarter of 2005, an increase of 26%. The growth in earnings is due to higher contributions in both the Wireless and Long Distance segments.

For the full year, EPS from continuing operations was 34 cents compared to 40 cents for 2005. Full-year 2006 Adjusted EPS before Amortization* was $1.18, compared to pro forma Adjusted EPS before Amortization* of $1.05 for the full year 2005, a 12% increase.

Consolidated net operating revenues in the fourth quarter of 2006 were $10.4 billion, an increase of 7% compared to $9.8 billion in the fourth quarter of 2005. For the full year, total consolidated revenue of $41.0 billion increased 43% on a reported basis and 7% compared to pro forma 2005.

Consolidated adjusted OIBDA* in the most recent quarter was $3.2 billion, an increase of 13% compared to the year-ago period. Full-year consolidated adjusted OIBDA* was $12.7 billion, an increase of 12% compared to pro forma 2005 full year adjusted OIBDA* of $11.3 billion. Consolidated adjusted OIBDA margin* was 32.9% in the fourth quarter of 2006 versus 31.2% in the year-ago period and 33.6% for the full year, compared to 32.2% for pro forma 2005.

“In the fourth quarter, we increased funding of business operations and network investments. We are seeing early returns from these investments as we widen our lead in wireless data services on the CDMA platform and with the iDEN network now delivering substantially improved call quality metrics,” said Gary Forsee, Sprint Nextel Chairman and CEO. “The introduction of our PowerSourceTM phones to bridge the two networks brings customers the industry’s best push-to-talk, voice and data services.”

“Although we achieved these improvements, we experienced uneven financial performance between our network platforms and within some of our key wireless metrics. We saw these trends in the 4th quarter:

•	Data service revenues increased 66% compared to the year-ago period.
•	Net subscriber growth on the CDMA platform was solid, with a total of more than 1.3 million net additions from post-paid, wholesale and affiliate subscribers.
•	We reported a decline in iDEN post-paid subscribers.
•	Boost Mobile reported a subscriber gain in the quarter.
•	Customer retention rates improved sequentially.
•	The credit mix of new subscribers was enhanced, but gross post-paid customer acquisitions were lower sequentially.
•	Postpaid Average Revenue Per User (ARPU) rate of decline again improved.
•	We added several devices to our product line-up, and initiated efforts for aggressive 2007 marketing of PowerSource phones.
•	We made significant investments in branding, distribution and customer care.

“Additionally, we had solid performance in our Long Distance business, with a year-over-year increase in wireline Internet Protocol (IP) revenues of 32%.

“We have established a framework to bolster our business operations and drive future growth and profitability,” noted Forsee. “Our efforts in 2007 will be centered on improving subscriber acquisition and retention, extending our lead in data services, fully capturing cost efficiencies and developing an innovative high-speed data network that will provide significant differentiation and cost advantages.”

Editor’s Note:

In accordance with purchase accounting rules, Sprint Nextel’s reported results for the year ended December 31, 2005, are comprised of Sprint’s stand-alone results prior to the August 12, 2005, merger with Nextel Communications Inc., plus combined Sprint and Nextel results for the remainder of the year. Results from acquired Sprint PCS affiliates and Nextel Partners are included from either the date the applicable acquisition was completed or the start of the month closest to the acquisition date.

To provide comparability with the full-year 2005 period, Sprint Nextel also is providing pro forma Consolidated and Wireless results and certain other financial measures* for 2005. The pro forma results assume the merger of Sprint and Nextel occurred on January 1, 2005, and include the impact of conforming the accounting policies and both financial and non-financial measures of the two companies. The pro forma Consolidated and Wireless information excludes results of acquired affiliates prior to their respective dates of acquisition.

Consolidated

TABLE No. 1 Selected Unaudited Financial Data (in millions, except per share amounts) Diluted EPS below is from continuing operations.

As Reported Financial Data	Quarter Ended December 31,		% Δ	Year-to-Date December 31,		% Δ
	2006	2005		2006	2005
Net operating revenues	$10,444	$9,792	7%	$41,028	$28,789	43%

Adjusted operating income*	765	612	25%	3,104	2,864	8%
Adjusted OIBDA*	3,169	2,796	13%	12,696	8,064	57%

Income from Continuing Operations	261	5	NM	995	821	21%

Diluted earnings per share	$0.09	$—	NM	$0.34	$0.40	(15)%

Capex	$2,612	$1,836	42%	$7,057	$4,201	68%

Free cash flow*	$421	$1,506	(72)%	$2,759	$5,330	(48)%

Pro Forma Financial Data
Net operating revenues	$10,444	9,792	7%	$41,028	$38,177	7%
Adjusted operating income*	765	612	25%	3,104	2,979	4%
Adjusted OIBDA*	3,169	2,796	13%	12,696	11,312	12%
Diluted earnings per share	$0.09	$—	NM	$0.34	$0.21	62%
Adjusted earnings per share before amortization*	$0.29	$0.23	26%	$1.18	$1.05	12%

Pro Forma Capex	$2,612	$1,836	42%	$7,057	$6,231	13%

The following is a discussion of Consolidated results.

•	The growth in revenue in the fourth quarter was due to higher Wireless revenues which benefited from acquisitions and a larger subscriber base.
•	Adjusted operating income* increased due to growth in the Wireless and Long Distance segments.
•	The annual growth in adjusted OIBDA* was due to higher contributions from both the Wireless and Long Distance segments.
•	Interest expense, net of interest income, was $333 million compared to $304 million in the fourth quarter of 2005 due to lower interest expense offset by lower interest income.
•	The effective income tax rate in the fourth quarter was 31%.
•	Non-cash compensation expense was $80 million in the fourth quarter of 2006, versus $110 million in the fourth quarter of 2005.
•	Net debt* was $20.1 billion at the end of 2006.

Wireless

TABLE No. 2 Selected Unaudited Financial Data (dollars in millions)

As Reported Financial Data	Quarter Ended December 31,		% Δ	Year-to-Date December 31,		% Δ
	2006	2005		2006	2005
Net operating revenues	$9,004	$8,230	9%	$35,115	$22,328	57%

Adjusted operating income*	651	508	28%	2,603	2,245	16%
Adjusted OIBDA*	2,908	2,553	14%	11,689	6,944	68%

Capex[1]	$2,238	$1,535	46%	$5,846	$3,545	65%

Pro Forma Financial Data
Net operating revenues	$9,004	$8,230	9%	$35,115	$31,726	11%
Adjusted operating income*	651	508	28%	2,603	2,360	10%
Adjusted OIBDA*	2,908	2,553	14%	11,689	10,192	15%
Adjusted OIBDA margin*	35.4%	34.6%		36.6%	35.6%

Pro Forma Capex[1]	$2,238	$1,535	46%	$5,846	$5,575	5%

[1]Capex includes re-banding capital, but excludes non-network rebanding costs

The following is a discussion of our Wireless results.

Subscribers

•	In the quarter, Wireless added a total of 742,000 subscribers.
o	Postpaid subscribers declined by 306,000 in the quarter, reflecting a gain in CDMA subscribers, offset by a decline of iDEN subscribers;
o	Boost pre-paid subscribers increased 171,000;
o	Wholesale channels added 830,000 subscribers; and
o	Affiliates added 46,000 subscribers.

•	Sprint Nextel ended 2006 with a total of 53.1 million subscribers, compared to 47.6 million at the end of 2005. The detailed breakdown of the year-end subscriber count includes:
o	Approximately 41.8 million post-paid subscribers, consisting of 24.2 million on the CDMA platform and 17.6 million on the iDEN platform;
o	4.0 million Boost pre-paid subscribers;
o	6.4 million wholesale subscribers; and
o	900,000 affiliate subscribers.

Churn

•

Post-paid churn in the quarter was 2.3% compared to 2.4% in the third quarter, and 2.1% in the fourth quarter a year-ago. The increase from the year-ago period is due to higher churn among iDEN subscribers. The sequential improvement is due to lower churn within the CDMA base offset by higher churn in former Nextel Partners markets.

•	Pre-paid churn in the quarter was 6.5% compared to 6.8% in the third quarter, and 4.8% a year ago.

Revenues/ARPU

•

Total operating revenues increased 9%, compared to the fourth quarter of 2005. Service revenues increased 11% due to acquisitions and a larger direct customer base, offset by a decline in post-paid and pre-paid ARPU. Additionally, wholesale revenues increased 14% due to growth in MVNO customers. Equipment revenues declined 5% compared to the year-ago period due to lower post-paid gross additions partially offset by higher customer upgrades.

•

Post-paid ARPU in the quarter was a little over $60, reflecting a 1% sequential decline and a 5% decline from the year-ago period. Post-paid ARPU continues to be impacted by lower voice revenues, which are being partially offset by growth in data revenues. Sequentially, CDMA ARPU was flat at $59, while iDEN ARPU declined 2% to $62. Compared to the year-ago period, CDMA ARPU was down 1%, while iDEN ARPU declined 8%.

•	Boost ARPU was a little under $32 in the quarter, a 3% sequential decline and a 14% decline year-over-year.
•

In the fourth quarter, data service revenues increased 66%, compared to the year-ago period and 14% sequentially. The growth is being driven by strong take rates for Power Vision SM data services on handsets, demand for text messaging and increasing laptop aircard usage supported by EVDO expansion on the CDMA network. Data contributed $8.75 to overall post-paid ARPU in the quarter and reached nearly $12 of contribution, or 20% of CDMA postpaid ARPU.

Operating Expenses/Margin

•

In the quarter, costs of services increased 13% compared to the year-ago period due to a larger customer base, growth in the network and higher repair costs. Cost of products declined 5% in the quarter due to lower volume, partially offset by higher handset upgrade costs. SG+A expense increased 9% compared to the fourth quarter of 2005 due to increases in sales, marketing, customer care and bad debt expense offset by lower IT, variable employee incentive compensation and billing costs. Depreciation expense increased 13% due to a larger asset base.

•

Adjusted OIBDA Margin* was 35.4% in the quarter, compared to 34.6% in the year-ago period due to increasing scale and merger expense synergies. For the full year, the margin improved 100 basis points to 36.6% from the 2005 pro forma margin.

Capital Spending

•	In the quarter, Adjusted OIBDA* exceeded capital investment by $670 million, bringing the full year measure to $5.8 billion compared to pro forma $4.6 billion in 2005.
•

In the fourth quarter capital spending of $2.2 billion reflects the addition of more than 1,800 cell sites to improve capacity and coverage, the extension of EVDO coverage, which today reaches nearly 209 million people and the deployment of Revision A technology, which currently covers a population of nearly 110 million.

Long Distance

TABLE No. 3 Selected Unaudited Financial Data (dollars in millions)

	Quarter Ended December 31,		% Δ	Year-to-Date December 31,		% Δ
	2006	2005		2006	2005
Net operating revenues	$1,635	$1,662	(2)%	$6,571	$6,834	(4)%
Adjusted operating income*	112	83	35%	470	523	(10)%
Adjusted OIBDA*	259	221	17%	976	1,022	(5)%
Adjusted OIBDA margin*	15.8%	$13.3%		14.9%	15.0%

Capex	$274	$166	65%	$821	$384	NM

The following is a discussion of our Long Distance results.

•	Total revenues declined 2% year-over-year, but increased modestly sequentially.
•	In the quarter, Internet Protocol (IP) revenues increased 32% year-over-year and 7% sequentially due to good demand for enterprise MPLS services.

•

Total voice revenues declined 3% year-over-year and 1% sequentially. Compared to the year-ago period, growth in wholesale services largely offset declines in retail business and consumer voice services.

•	At the end of the quarter, Sprint Nextel was serving cable companies with about 1.5 million cable telephony customers, an increase of more than 80% from year-end 2005.
•	In the quarter, the adjusted OIBDA margin* improved 250 basis points compared to the fourth quarter of 2005 while the full year margin was flat.
•	The fourth quarter operating expenses declined 2% compared to the year-ago period mainly due to lower SG+A costs.
•

For the full year, adjusted OIBDA* exceeded capital investment by a little over $150 million following elevated capital investment in 2006 to meet significant growth in the cable business and to support demand for IP services.

Forward-Looking Guidance

Sprint Nextel is reiterating 2007 guidance it initially provided on January 8 for the following items:

•	Full year consolidated operating revenues of $41 billion to $42 billion.
•	Adjusted OIBDA* of $11.0 billion to $11.5 billion.
•

The company expects to continue with its previously announced share buy-back program. The company will vary the amount and timing of its common stock purchases from time to time as the program proceeds.

Reflecting accelerated fourth quarter Wireless network deployments, the company is revising its target capital expenditures for 2007 to approximately $8.0 billion from previous guidance of $8.5 billion. In 2007, the company expects to invest approximately $600 million in Long Distance and up to $800 million on its WiMAX initiative. Sprint Nextel expects to invest approximately $5.8 billion on Wireless capital in 2007, inclusive of network investments associated with re-banding. In addition, the company estimates that it could spend up to $800 million on intangible costs associated with re-banding which will largely be dependent upon the timing of user relocations.

*Financial Measures

Sprint Nextel provides financial measures generated using generally accepted accounting principles (GAAP) and using adjustments to GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We have defined below each of the non-GAAP measures we use, but these measures may not be synonymous to similar measurement terms used by other companies.

Sprint Nextel provides reconciliations of these non-GAAP measures in its financial reporting. Because Sprint Nextel does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint Nextel does not provide reconciliations to GAAP of its forward-looking financial measures.

The measures used in this release include the following:

Adjusted Earnings per Share (EPS) is defined as income from continuing operations, before special items, net of tax and the diluted EPS calculated thereon. Adjusted EPS before Amortization is defined as income from continuing operations, before special items and amortization, net of tax, and the diluted EPS calculated thereon. These non-GAAP measures should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations. We believe that these measures are useful because they allow investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquired amortizable intangible assets and not to the ongoing operations of our businesses.

Adjusted Net Income is defined as income (loss) from continuing operations before special items. Adjusted Net Income before Amortization is defined as income (loss) from continuing operations before special items and amortization, net of tax. These non-GAAP measures should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations. We believe that these measures are useful because they allow investors to evaluate our performance for different periods on a more comparable basis by excluding items that do not relate to the ongoing operations of our businesses.

Adjusted Operating Income is defined as operating income before special items. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations. We believe this measure is useful because it allows investors to evaluate our operating results for different periods on a more comparable basis by excluding special items.

Adjusted OIBDA is defined as operating income before depreciation, amortization, restructuring and asset impairments, and special items. Adjusted OIBDA Margin represents Adjusted OIBDA divided by non-equipment net operating revenues for Wireless and Adjusted OIBDA divided by net operating revenues for Long Distance. Although we have used substantially similar measures in the past, which we called “Adjusted EBITDA,” we now use the term Adjusted OIBDA and Adjusted OIBDA Margin to describe the measure we use as it more clearly reflects the elements of the measure. These non-GAAP measures should be used in addition to, but not as a substitute for, the analysis provided in the statement of operations. We believe that Adjusted OIBDA and Adjusted OIBDA Margin provide useful information to investors because they are an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures, spectrum acquisitions and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Adjusted OIBDA and Adjusted OIBDA Margin are calculations commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry.

Free Cash Flow is defined as the change in cash and cash equivalents less the change in debt, investment in certain securities, proceeds from common stock and other financing activities, net, from continuing operations. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the statement of cash flows. We believe that Free Cash Flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and dividends and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and purchase or sale of investments.

Net Debt is consolidated debt, including current maturities, less cash and cash equivalents, current marketable securities and restricted cash. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the balance sheet and statement of cash flows. We believe that Net Debt provides useful information to investors, analysts and credit rating agencies about the capacity of the company to reduce the debt load and improve its capital structure.

Safe Harbor

This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, expected performance, forward looking guidance, continuation of our previously announced share buy-back program, as well as other statements that are not historical facts, are forward-looking statements. The words "estimate," "project," ”forecast,” "intend," "expect," "believe," "target," “providing guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer growth and retention, pricing, operating costs, the timing of various events and the economic environment.

Future performance cannot be assured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•

the effects of vigorous competition, including the impact of competition on the price we are able to charge customers for services we provide and our ability to attract new customers and retain existing customers; the overall demand for our service offerings, including the impact of decisions of new subscribers between our post-paid and prepaid services offerings and between our two network platforms; and the impact of new, emerging and competing technologies on our business;

•	the impact of overall wireless market penetration on our ability to attract and retain customers with good credit standing and the intensified competition among wireless carriers for those customers;

•

the potential impact of difficulties we may encounter in connection with the integration of the pre-merger Sprint and Nextel businesses, and the integration of the businesses and assets of certain of the third party affiliates, or PCS Affiliates, that provide wireless personal communications services, or PCS, under the Sprint® brand that we have acquired, and Nextel Partners, Inc., including the risk that these difficulties could prevent or delay our realization of the cost savings and other benefits we expect to achieve as a result of these integration efforts and the risk that we will be unable to continue to retain key employees;

•

the uncertainties related to the implementation of our business strategies, investments in our networks, our systems, and other businesses, including investments required in connection with our planned deployment of a next generation broadband wireless network;

•

the costs and business risks associated with providing new services and entering new geographic markets, including with respect to our development of new services expected to be provided using the next generation broadband wireless network that we plan to deploy;

•	the impact of potential adverse changes in the ratings afforded our debt securities by ratings agencies;

•	the effects of mergers and consolidations and new entrants in the communications industry and unexpected announcements or developments from others in the communications industry;

•	unexpected results of litigation filed against us;

•

the inability of third parties to perform to our requirements under agreements related to our business operations, including a significant adverse change in Motorola, Inc.’s ability or willingness to provide handsets and related equipment and software applications, or to develop new technologies or features for our integrated Digital Enhanced Network, or iDEN®, network;

•	the impact of adverse network performance;

•	the costs of compliance with regulatory mandates, particularly requirements related to the Federal Communications Commission’s Report and Order;

•	equipment failure, natural disasters, terrorist acts, or other breaches of network or information technology security;

•

one or more of the markets in which we compete being impacted by changes in political or other factors such as monetary policy, legal and regulatory changes or other external factors over which we have no control; and

•

other risks referenced from time to time in our filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2005, as amended, in Part I, Item 1A, “Risk Factors,” and, when filed, our Form 10-K for the year ended December 31, 2006.

Sprint Nextel believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Sprint Nextel is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two robust wireless networks serving 53.1 million customers at the end of 2006; industry-leading mobile data services; instant national and international walkie-talkie capabilities; and an award-winning and global Tier 1 Internet backbone. For more information, visit www.sprint.com.

Sprint Nextel Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (a)

(millions, except per share data)

TABLE No. 4

	Quarter Ended		Year-to-Date
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Net Operating Revenues	$10,444	$9,792	$41,028	$28,789

Operating Expenses
Costs of services	2,979	2,790	11,646	9,217
Costs of products	1,273	1,333	4,921	3,272
Selling, general and administrative (1) (includes $117, $319, $413 & $580 of merger and integration)	3,140	3,213	12,178	8,916
Severance, lease exit costs and asset impairments (2)	79	(25)	207	43
Depreciation	1,474	1,315	5,738	3,864
Amortization	930	869	3,854	1,336

Total operating expenses	9,875	9,495	38,544	26,648

Operating Income	569	297	2,484	2,141
Interest expense	(359)	(398)	(1,533)	(1,294)
Interest income	26	94	301	236
Gain on early retirement of debt	1	—	15	—
Equity in (losses) gain earnings of unconsolidated investees, net	(5)	(7)	(6)	107
Other, net	145	34	222	101

Income from continuing operations before income taxes	377	20	1,483	1,291
Income tax expense	(116)	(15)	(488)	(470)

Income from continuing operations	261	5	995	821
Discontinued operations, net (3)	—	208	334	980
Cumulative effect of change in accounting principle, net	—	(16)	—	(16)

Net Income	261	197	1,329	1,785
Preferred stock dividends paid	—	(2)	(2)	(7)

Income Available to Common Shareholders	$261	$195	$1,327	$1,778

Diluted Earnings Per Common Share	$0.09	$0.07	$0.45	$0.87
Discontinued Operations	—	(0.08)	(0.11)	(0.48)
Cumulative effect of change in accounting principle, net	—	0.01	—	0.01

Diluted Earnings Per Common Share from Continuing Operations	$0.09	$—	$0.34	$0.40

Diluted weighted average common shares	2,916.2	2,979.4	2,971.7	2,053.6

Basic Earnings Per Common Share	$0.09	$0.07	$0.45	$0.87

(a)	Results for each of the periods reflected include the results of Nextel from the date of Sprint-Nextel merger and of each of the acquired PCS Affiliates as well as Nextel Partners from either the date of the acquisition or the start of the month closest to the acquisition date.

(1), (2), (3) See accompanying Notes to Financial Data.

Sprint Nextel Corporation

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(millions, except per share data)

TABLE No. 5

	Quarter Ended		Year-to-Date
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Net Operating Revenues	$10,444	$9,792	$41,028	$38,177

Operating Expenses
Costs of services	2,979	2,790	11,646	10,854
Costs of products	1,273	1,333	4,921	4,670
Selling, general and administrative (includes $117, $319, $413 & $709 of merger and integration) (1)	3,140	3,213	12,178	12,150
Severance, lease exit costs and asset impairments (2)	79	(25)	207	43
Depreciation	1,474	1,315	5,738	4,982
Amortization	930	869	3,854	3,351

Total operating expenses	9,875	9,495	38,544	36,050

Operating Income	569	297	2,484	2,127
Interest expense	(359)	(398)	(1,533)	(1,599)
Interest income	26	94	301	261
Gain (loss) on early retirement of debt	1	—	15	(37)
Equity in (losses) gain earnings of unconsolidated investees, net	(5)	(7)	(6)	158
Other, net	145	34	222	57

Income from continuing operations before income taxes	377	20	1,483	967
Income tax expense	(116)	(15)	(488)	(338)

Income from Continuing Operations	261	5	995	629
Discontinued Operations, net (3)	—	208	334	980
Cumulative effect of change in accounting principle, net	—	(16)	—	(16)

Net Income	261	197	1,329	1,593
Preferred stock dividends paid	—	(2)	(2)	(7)

Income Available to Common Shareholders	$261	$195	$1,327	$1,586

Diluted Earnings Per Common Share (a)	$0.09	$0.07	$0.45	$0.54
Discontinued Operations	—	(0.08)	(0.11)	(0.33)
Cumulative effect of change in accounting principle, net	—	0.01	—	—
Special items	—	0.05	0.06	0.17

Adjusted EPS * (a)	$0.09	$0.05	$0.40	$0.38

Diluted weighted average common shares	2,916.2	2,979.4	2,971.7	2,961.1

(a)	Earnings per share data may not add due to rounding.

(1), (2), (3) See accompanying Notes to Financial Data.

Pro forma consolidated statements of operations have been presented as if the Sprint-Nextel merger occurred at the beginning of 2005. Because the merger occurred in the third quarter 2005, the fourth quarter 2005 and the fourth quarter and year-to-date 2006 results reflect actual combined results. The pro forma results do not include the results of any acquired PCS Affiliate, Velocita or Nextel Partners prior to the dates of their respective acquisitions because they do not significantly affect reported results.

Sprint Nextel Corporation

RECONCILIATIONS OF EARNINGS PER SHARE (Unaudited)

(millions, except per share data)

TABLE No. 6

	As Reported				Pro Forma (c)
	Quarter Ended		Year-to-Date		Quarter Ended		Year-to-Date
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Income Available to Common Shareholders	$261	$195	$1,327	$1,778	$261	$195	$1,327	$1,586
Preferred stock dividends paid	—	2	2	7	—	2	2	7

Net Income	261	197	1,329	1,785	261	197	1,329	1,593
Discontinued operations, net	—	(208)	(334)	(980)	—	(208)	(334)	(980)
Cumulative effect of change in accounting principle	—	16	—	16	—	16	—	16

Income from Continuing Operations	261	5	995	821	261	5	995	629
Special items (net of taxes) (a)
Severance, lease exit costs and asset impairments	52	(15)	129	28	52	(15)	129	28
Merger and integration expense	71	190	252	356	71	190	252	438
Hurricane charges (excluding asset impairments)	—	12	—	61	—	12	—	61
Net gains on investment activities and equity in earnings	(92)	(27)	(132)	(117)	(92)	(27)	(132)	(117)
(Gain) Loss on early retirement of debt	—	—	(9)	—	—	—	(9)	22
Tax audit settlement	(16)	—	(58)	—	(16)	—	(58)	—
Motorola consent fee	—	—	—	—	—	—	—	50

Adjusted Net Income*	$276	$165	$1,177	$1,149	$276	$165	$1,177	$1,111

Amortization (net of taxes)	560	522	2,320	803	560	522	2,320	2,014

Adjusted Net Income before Amortization*	$836	$687	$3,497	$1,952	$836	$687	$3,497	$3,125

Diluted Earnings Per Share	$0.09	$0.07	$0.45	$0.87	$0.09	$0.07	$0.45	$0.54
Discontinued operations	—	(0.08)	(0.11)	(0.48)	—	(0.08)	(0.11)	(0.33)
Cumulative effect of change in accounting principle	—	0.01	—	0.01	—	0.01	—	—

Earnings Per Share from Continuing Operations	0.09	—	0.34	0.40	0.09	—	0.34	0.21
Special items	—	0.05	0.06	0.16	—	0.05	0.06	0.17

Adjusted Earnings Per Share* (b)	$0.09	$0.05	$0.40	$0.56	$0.09	$0.05	$0.40	$0.38

Amortization (net of taxes) (d)	0.20	0.18	0.78	0.39	0.20	0.18	0.78	0.67

Adjusted Earnings Per Share before Amortization* (b)	$0.29	$0.23	$1.18	$0.95	$0.29	$0.23	$1.18	$1.05

(a)	See accompanying Notes to Financial Data for more information on special items.
(b)	Earnings per share data may not add due to rounding.
(c)	Pro forma consolidated information has been presented as if the Sprint Nextel merger occurred at the beginning of 2005. The fourth quarter 2005 and all 2006 periods reflect actual results.
(d)	Rounding difference is pushed to this line.

Sprint Nextel Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(millions)

TABLE No. 7

	December 31, 2006	December 31, 2005
Assets
Current assets
Cash and cash equivalents	$2,046	$8,903
Marketable securities	15	1,763
Accounts receivable, net	4,595	4,166
Inventories	1,176	776
Deferred tax assets	923	1,789
Prepaid expenses and other current assets	1,549	779
Current assets of discontinued operations	—	916

Total current assets	10,304	19,092

Investments	253	2,543
Property, plant and equipment, net	25,868	23,329
Goodwill	30,904	21,288
FCC licenses	19,519	18,023
Customer relationships, net	7,256	8,651
Other intangible assets, net	2,378	1,345
Other assets	679	632
Non-current assets of discontinued operations	—	7,857

Total	$97,161	$102,760

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$3,463	$3,562
Accrued expenses and other liabilities	5,192	4,622
Current portion of long-term debt and capital lease obligations	1,143	5,045
Current liabilities of discontinued operations	—	822

Total current liabilities	9,798	14,051

Long-term debt and capital lease obligations	21,011	19,969
Deferred income taxes	10,095	10,405
Postretirement and other benefit obligations	244	1,385
Other liabilities	2,882	2,753
Non-current liabilities of discontinued operations	—	2,013

Total liabilities	44,030	50,576

Redeemable preferred shares	—	247

Shareholders’ equity
Common shares	5,902	5,846
Treasury shares, at cost	(925)	—
Other shareholders’ equity	48,154	46,091

Total shareholders’ equity	53,131	51,937

Total	$97,161	$102,760

Sprint Nextel Corporation

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (Unaudited) (a)

(millions)

TABLE No. 8

For the Year-to-Date Period Ended	December 31, 2006	December 31, 2005

Cash flows from operating activities
Net income	$1,329	$1,785
Income from discontinued operations	(334)	(980)
Depreciation and amortization	9,592	5,200
Deferred income taxes	468	798
Proceeds from communication towers lease transactions	—	1,195
Other, net	(1,000)	657

Net cash provided by continuing operations	10,055	8,655
Net cash provided by discontinued operations	903	2,024

Net cash provided by operating activities	10,958	10,679

Cash flows from investing activities
Capital expenditures	(7,556)	(5,057)
Expenditures relating to FCC licenses and other intangibles	(822)	(150)
Proceeds from spin-off of local communications business, net	1,821	—
Proceeds from sale of Embarq notes	4,447	—
Cash acquired in Nextel merger, net of cash paid	—	1,183
Acquisitions, net of cash acquired	(10,481)	(1,371)
Proceeds from maturities and sales of marketable securities	1,130	(13)
Cash collateral for borrowings	(866)	(93)
Proceeds from sales of assets and investments	842	648
Distributions from unconsolidated investees, net	—	167
Other, net	93	(38)

Net cash used in investing activities	(11,392)	(4,724)

Cash flows from financing activities
Purchase and retirements of debt	(8,042)	(1,170)
Proceeds from issuance of debt securities	1,992	—
Proceeds from collateralized borrowings	866	—
Net issuances and maturities of commercial paper	514	—
Retirement of redeemable preferred shares	(247)	—
Purchase of common shares	(1,643)	—
Proceeds from issuance of common shares	405	432
Dividends paid	(296)	(525)
Other, net	28	35

Net cash used in financing activities	(6,423)	(1,228)

Net (decrease) increase in cash and cash equivalents	(6,857)	4,727

Cash and cash equivalents, beginning of period	8,903	4,176

Cash and cash equivalents, end of period	$2,046	$8,903

(a)	The 2005 statement is comprised of Sprint’s stand-alone results, prior to the merger with Nextel Communications, Inc., plus combined Sprint and Nextel results for the remainder of the year. Results from PCS Affiliates and Nextel Partners acquired in 2006 are included beginning from either the date of acquisition or the start of the month closest to the acquisition date.

Sprint Nextel Corporation

PRO FORMA WIRELESS STATEMENTS OF OPERATIONS (Unaudited)

(millions)

TABLE No. 9

	Quarter Ended		Year-to-Date
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Net Operating Revenues
Service	$7,959	$7,173	$31,059	$27,739
Equipment	800	842	3,197	3,095
Wholesale, affiliate and other	245	215	859	892

Total	9,004	8,230	35,115	31,726

Operating Expenses
Cost of services	2,074	1,833	7,933	7,026
Cost of products	1,273	1,333	4,921	4,670
Selling, general and administrative	2,749	2,531	10,572	9,923
Severance, lease exit costs and asset impairments	73	(17)	175	20
Depreciation	1,327	1,176	5,232	4,482
Amortization	930	869	3,854	3,350

Total operating expenses	8,426	7,725	32,687	29,471

Operating Income	$578	$505	$2,428	$2,255

NON-GAAP MEASURES AND RECONCILIATIONS
Operating Income	$578	$505	$2,428	$2,255
Special items:				—
Severance, lease exit costs and asset impairments	73	(17)	175	20
Hurricane charges (excluding asset impairments)	—	20	—	85

Adjusted Operating Income *	$651	$508	$2,603	$2,360
Depreciation and amortization	2,257	2,045	9,086	7,832

Adjusted OIBDA *	$2,908	$2,553	$11,689	$10,192

Operating Income Margin (1)	7.0%	6.8%	7.6%	7.9%
Adjusted OIBDA Margin *	35.4%	34.6%	36.6%	35.6%

(1)	Operating Income Margin percentage excludes wireless equipment revenue.

Pro forma consolidated statements of operations have been presented as if the Sprint-Nextel merger occurred at the beginning of 2005. Because the merger occurred in the third quarter of 2005, the fourth quarter 2005 and the fourth quarter and year-to-date 2006 reflect actual results. The pro forma results do not include the results of any acquired PCS Affiliate, Velocita or Nextel Partners prior to the dates of their respective acquisitions because they do not significantly affect reported results.

Sprint Nextel Corporation

NON-GAAP MEASURES AND RECONCILIATIONS (Unaudited)

(millions)

TABLE No. 10

For the Quarter Ended December 31, 2006	Consolidated	Wireless	Long Distance	Corporate & Eliminations

Operating Income (Loss)	$569	$578	$107	$(116)
Special items (a)
Severance, lease exit costs and asset impairments	79	73	5	1
Merger and integration expense	117	—	—	117

Adjusted Operating Income*	765	651	112	2
Depreciation and amortization	2,404	2,257	147	—

Adjusted OIBDA*	3,169	2,908	259	2
Capital expenditures	2,612	2,238	274	100

Adjusted OIBDA* less Capex	$557	$670	$(15)	$(98)

For the Quarter Ended December 31, 2005	Consolidated	Wireless	Long Distance	Corporate & Eliminations

Operating Income (Loss)	$297	$505	$98	$(306)
Special items
Severance, lease exit costs and asset impairments	(25)	(17)	(16)	8
Merger and integration expense	319	—	—	319
Hurricane charges	21	20	1	—

Adjusted Operating Income*	612	508	83	21
Depreciation and amortization	2,184	2,045	138	1

Adjusted OIBDA*	2,796	2,553	221	22
Capital expenditures	1,836	1,535	166	135

Adjusted OIBDA* less Capex	$960	$1,018	$55	$(113)

For the Quarter Ended September 30, 2006	Consolidated	Wireless	Long Distance	Corporate & Eliminations

Operating Income (Loss)	$719	$754	$73	$(108)
Special items
Severance, lease exit costs and asset impairments	50	41	9	—
Merger and integration expense	107	—	—	107

Adjusted Operating Income*	876	795	82	(1)
Depreciation and amortization (b)	2,488	2,364	124	—

Adjusted OIBDA*	3,364	3,159	206	(1)
Capital expenditures	1,843	1,473	255	115

Adjusted OIBDA* less Capex	$1,521	$1,686	$(49)	$(116)

(a)	See accompanying Notes to Financial Data for more information on special items.

(b)	Amortization expense for the third quarter 2006 includes an adjustment of $52 million, which reverses amortization expense that was previously recorded in our Form 10-Q for the period ended September 30, 2006.

Sprint Nextel Corporation

NON-GAAP MEASURES AND RECONCILIATIONS (Unaudited)

(millions)

TABLE No. 10

For the Quarter Ended June 30, 2006	Consolidated	Wireless	Long Distance	Corporate & Eliminations
Operating Income (Loss)	$712	$660	$155	$(103)
Special items
Severance, lease exit costs and asset impairments	40	33	7	—
Merger and integration expense	113	—	—	113

Adjusted Operating Income*	865	693	162	10
Depreciation and amortization	2,354	2,242	113	(1)

Adjusted OIBDA*	3,219	2,935	275	9
Capital expenditures	1,359	1,064	200	95

Adjusted OIBDA* less Capex	$1,860	$1,871	$75	$(86)

For the Quarter Ended March 31, 2006	Consolidated	Wireless	Long Distance	Corporate & Eliminations
Operating Income (Loss)	$484	$436	$104	$(56)
Special items
Severance, lease exit costs and asset impairments	38	28	10	—
Merger and integration expense	76	—	—	76

Adjusted Operating Income*	598	464	114	20
Depreciation and amortization	2,346	2,223	122	1

Adjusted OIBDA*	2,944	2,687	236	21
Capital expenditures	1,243	1,071	92	80

Adjusted OIBDA* less Capex	$1,701	$1,616	$144	$(59)

Sprint Nextel Corporation

NON-GAAP MEASURES AND RECONCILIATIONS (Unaudited)

(millions)

TABLE No. 11

For the Year Ended December 31, 2006	Consolidated	Wireless	Long Distance	Corporate & Eliminations
Operating income (Loss)	$2,484	$2,428	$439	$(383)
Special items (a)	620	175	31	414

Adjusted operating income*	3,104	2,603	470	31
Depreciation and amortization	9,592	9,086	506	—

Adjusted OIBDA*	12,696	11,689	976	$31
Capital expenditures	7,057	5,846	821	390

Adjusted OIBDA* less Capex	$5,639	$5,843	$155	$(359)

For the Year Ended December 31, 2005	Consolidated	Wireless	Long Distance	Corporate & Eliminations
Operating income (Loss)	$2,141	$2,140	$493	$(492)
Special items	723	105	30	588

Adjusted operating income (loss)*	2,864	2,245	523	96
Depreciation and amortization	5,200	4,699	499	2

Adjusted OIBDA*	$8,064	$6,944	$1,022	$98

Capital expenditures	4,201	3,545	384	272

Adjusted OIBDA* less Capex	$3,863	$3,399	$638	$(174)

For the Year Ended December 31, 2005	Pro forma Consolidated	Pro forma Wireless	Long Distance	Corporate & Eliminations
Operating income (Loss)	$2,127	$2,255	$493	$(621)
Special items	852	105	30	717

Adjusted Operating Income*	2,979	2,360	523	96
Depreciation and amortization	8,333	7,832	499	2

Adjusted OIBDA*	11,312	10,192	1,022	98

Capital expenditures	6,231	5,575	384	272

Adjusted OIBDA* less Capex	$5,081	$4,617	$638	$(174)

(a) See accompanying Notes to Financial Data for more information on special items.

Sprint Nextel Corporation

NON-GAAP MEASURES AND RECONCILIATIONS (Unaudited)

(millions)

TABLE No. 12

	Quarter Ended		Year-to-date
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Wireless Pro Forma
Adjusted OIBDA*	$2,908	$2,553	$11,689	$10,192
Service, wholesale, affiliate and other net operating revenues	8,204	7,388	31,918	28,631
Adjusted OIBDA margin*	35.4%	34.6%	36.6%	35.6%

Operating income	$578	$505	$2,428	$2,255
Operating income margin	7.0%	6.8%	7.6%	7.9%

Long Distance
Adjusted OIBDA*	$259	$221	$976	$1,022
Total net operating revenues	1,635	1,662	6,571	6,834
Adjusted OIBDA margin*	15.8%	13.3%	14.9%	15.0%

Operating income	$107	$98	$439	$493
Operating income margin	6.5%	5.9%	6.7%	7.2%

Consolidated Pro Forma
Adjusted OIBDA*	$3,169	$2,796	$12,696	$11,312
Service, wholesale, affiliate and other net operating revenues	9,644	8,950	37,831	35,082
Adjusted OIBDA margin*	32.9%	31.2%	33.6%	32.2%

Operating income	$569	$297	$2,484	$2,127
Operating income margin	5.9%	3.3%	6.6%	6.1%

Sprint Nextel Corporation

NON-GAAP MEASURES AND RECONCILIATIONS

(millions)

TABLE No. 13

	Quarter Ended		Year-to-Date
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Adjusted OIBDA*	$3,169	$2,796	$12,696	$8,064
Adjust for special items	(196)	(315)	(620)	(723)
Proceeds from communications towers lease transactions	—	—	—	1,195
Other operating activities, net (a)	(510)	955	(2,021)	116
Capital expenditures	(2,411)	(1,861)	(7,209)	(4,226)
Dividends paid	(72)	(78)	(296)	(525)
Proceeds from sales of assets	626	47	837	636
Other investing activities, net	(185)	(38)	(628)	793

Free Cash Flow*	421	1,506	2,759	5,330
Decrease in debt, net	210	(31)	(5,536)	(1,055)
Retirement of redeemable preferred shares	—	—	(247)	—
Purchase of treasury shares	(120)	—	(1,643)	—
Cash transferred to Embarq, net of cash received and proceeds from the sale of Embarq notes	—	—	6,268	—
Discontinued operations activity, net	—	13	367	96
Cash acquired in Nextel merger, net of cash paid	—	—	—	1,183
Purchase of PCS Affiliates, Nextel Partners and Velocita, net of cash acquired	2	(422)	(10,481)	(1,371)
Change in restricted cash	—	(93)	93	(93)
Distributions from unconsolidated investees, net	—	(14)	—	167
Investments in debt securities, net	2	(62)	1,130	(13)
Proceeds from common shares issued	33	139	405	432
Other financing activities, net	16	39	28	51

Change in cash and cash equivalents—GAAP	$564	$1,075	$(6,857)	$4,727

TABLE No. 14

			December 31, 2006
Total Debt			$22,154
Less: Cash on hand			(2,046)
Less: Current marketable securities			(15)

Net Debt*			$20,093

(a)	Other operating activities, net includes the change in working capital, change in deferred income taxes, miscellaneous operating activities and non-operating items in net income (loss).

Sprint Nextel Corporation

OPERATING STATISTICS

TABLE No. 15

	1Q06	2Q06	3Q06	4Q06	YTD 2006
Wireless
Financial and Other Statistics

Direct Post-Paid Subscribers
Service revenue (in millions)	$7,175	$7,259	$7,653	$7,588	$29,675
ARPU	$62	$62	$61	$60	$61
Churn	2.1%	2.1%	2.4%	2.3%	2.3%
Additions (in thousands) (1)	563	210	(188)	(306)	279
End of period subscribers (in thousands) (2)	39,103	41,405	41,675	41,805	41,805
Hours per subscriber	17	17	17	16	17

Direct Pre-Paid Subscribers
Service revenue (in millions)	$312	$337	$364	$371	$1,384
ARPU	$36	$34	$33	$32	$33
Churn (4)	5.4%	6.0%	6.8%	6.5%	6.2%
Additions (in thousands)	502	498	216	171	1,387
End of period subscribers (in thousands) (3)	3,127	3,625	3,841	4,012	4,012

Wholesale Subscribers
Additions (in thousands)	228	(31)	177	830	1,204
End of period subscribers (in thousands)	5,382	5,351	5,528	6,358	6,358

Affiliate Subscribers
Additions (in thousands) (1)	45	27	28	46	146
End of period subscribers (in thousands)	1,256	1,283	853	899	899

Total Subscribers
Additions (in thousands) (1)	1,338	704	233	741	3,016
End of period subscribers (in thousands)	48,868	51,664	51,897	53,074	53,074

Number of cell sites on air (in thousands)	55	57	59	61	61

Adjusted OIBDA* (in millions) (5)	$2,687	$2,935	$3,159	$2,908	$11,689
Service, wholesale, affiliate and other net operating revenues (in millions)	$7,685	$7,800	$8,229	$8,204	$31,918
Adjusted OIBDA margin*	35.0%	37.6%	38.4%	35.4%	36.6%

Capital expenditures	$1,071	$1,064	$1,473	$2,238	$5,846
Pro forma Adjusted OIBDA* less capital expenditures	$1,616	$1,871	$1,686	$670	$5,843

(1)	Direct post-paid and affiliate net subscriber additions for the first quarter 2006 have been reported before transfers from the affiliate subscriber base totaling 1,605,000. Direct post-paid additions for the second quarter 2006 have been reported before acquisitions of subscribers from Nextel Partners totaling 2,092,000. Direct post-paid additions for the third quarter 2006 have been reported before transfers from the affiliate subscriber base totalling 458,000.

(2)	Direct post-paid end of period subscribers reflect a decrease in the first quarter and year-to-date 2006 due to a reclassification of 42,000 employee phone rate plans from revenue-generating to non-revenue-generating. In the quarter ended December 31, 2006, the Company changed its subscriber deactivation process for post paid subscribers. To effect this change, the customer subscriber base as of October 1, 2006 was increased by 436,000 subscribers. This adjustment did not impact reported net adds or reported churn in the quarter ended December 31, 2006.

(3)	Direct prepaid end of period subscribers for the first quarter 2006 and year-to-date 2006 reflect a beginning balance adjustment of 59,000 subscribers to exclude prepaid subscribers acquired from affiliates in the third and fourth quarters 2005.

(4)	Represents prepaid churn normalized for a change in the first quarter 2006 in the treatment of low-balance customers.

(5)	See Tables 10 and 11 for Adjusted OIBDA* reconciliation.

Table No. 15

Long Distance

Financial and Other Statistics (dollars in millions, except where stated)
Total Long Distance Net Operating Revenues	$1,669	$1,641	$1,626	$1,635	$6,571
Voice net operating revenue	$1,009	$1,003	$989	$978	$3,979
Data net operating revenue	$375	$366	$346	$353	$1,440
Internet net operating revenue	$225	$217	$237	$254	$933
Other net operating revenue	$60	$55	$54	$50	$219

Total Operating Expenses	$1,565	$1,486	$1,553	$1,528	$6,132
Costs of services and products	$1,098	$1,085	$1,141	$1,102	$4,426
Selling, general and administrative	$335	$281	$279	$274	$1,169
Depreciation	$122	$113	$124	$147	$506
Severance, lease exit costs and asset impairments	$10	$7	$9	$5	$31

Operating income	$104	$155	$73	$107	$439
Operating income margin	6.2%	9.4%	4.5%	6.5%	6.7%

Adjusted OIBDA*	$236	$275	$206	$259	$976
Adjusted OIBDA margin*	14.1%	16.8%	12.7%	15.8%	14.9%

Capital expenditures	$92	$200	$255	$274	$821
Adjusted OIBDA* less capital expenditures	$144	$75	$(49)	$(15)	$155

YOY voice volume growth	10%	5%	5%	1%	5%

Sprint Nextel Corporation

NOTES TO FINANCIAL DATA (Unaudited)

(1)	In the fourth quarter 2006, we recorded merger and integration costs of $117 million (pre-tax). All merger costs were related to the Sprint-Nextel merger and the PCS Affiliate and Nextel Partners acquisitions. Merger and integration costs are considered to be non-recurring in nature, and have been reflected as unallocated corporate costs and therefore excluded from segment results.

(2)	In the fourth quarter 2006, we recorded severance, lease exit costs and asset impairment charges of $79 million (pre-tax), which consists of about $71 million related to work force reductions and lease termination charges, and $8 million of asset impairments primarily related to the abandonment of various assets including certain cell sites under construction. Severance, lease exit costs and asset impairment charges are allocated to the appropriate segment results.

(3)	In May 2006 we entered into a separation and distribution agreement with Embarq Corporation, which consists primarily of the business that we had reported as the Local segment in our consolidated financial statements in prior periods, and, at the time, was a wholly owned subsidiary, and on May 17, 2006, we completed the spin off of Embarq. The results of the discontinued operations (net of tax), have been reclassified out of the operating results as of the first day of each period presented.